Exhibit 20.1
                                                     ------------

Chase Manhattan Bank Grantor Trust 1995-B

From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 23 Beginning Date                     09/01/1997
Due Period 23 End Date                           09/30/1997
Determination Date                               10/10/1997
Remittance Date                                  10/15/1997


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 21.9974239217

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 1.7786804851

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 450,989.91
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.3014712651

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 4,177,067.67
      B. From Current Period                                     $ 4,032,293.79
      C. Change in Amount Between Periods (Lines B - A)           $ -144,773.88

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 508,280,561.46
      B. Initial Certificate Balance                         $ 1,495,963,171.74
      C. Pool Factor (Lines A / B)                               0.339768097946

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 27,059,394.88
      B. Available Cash Collateral Amount Percentage            5.000000000739%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 27,059,394.88
      B. For the Next Collection Period                         $ 25,414,028.07